Exhibit 3.2
BYLAWS
OF
AMERICAN PHYSICIANS CAPITAL, INC.
Adopted July 10, 2000
Amended and Restated October 29, 2009
ARTICLE I
OFFICES
     1.01 Principal Office. The principal office of the corporation shall be at such place within or without the State of Michigan as the Board of Directors shall determine from time to time.
     1.02 Other Offices. The corporation also may have offices at such other places as the Board of Directors from time to time determines or the business of the corporation requires.
ARTICLE II
SEAL
     2.01 Seal. The corporation may have a seal in such form as the Board of Directors may from time to time determine. The seal may be used by causing it or a facsimile to be impressed, affixed or otherwise reproduced.
ARTICLE III
CAPITAL STOCK
     3.01 Issuance of Shares. The shares of capital stock of the corporation shall be issued in such amounts, at such times, for such consideration and on such terms and conditions as the Board shall deem advisable, subject to the Articles of Incorporation and any requirements of the laws of the State of Michigan.
     3.02 Certificates for Shares. The certificated shares of the corporation shall be represented by certificates signed by the Chairman of the Board, the President, or a Vice President, and also may be signed by the Treasurer, Assistant Treasurer, Secretary, or Assistant Secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile of it. The signatures of the officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employee. In case an officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer before the certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the date of issuance. A certificate representing shares shall state on its face that the corporation is formed under the laws of the State of Michigan and shall also state the name of the person to whom it is issued, the number and class of shares and the designation of the series, if any, that the certificate represents, and any other provisions that may be required by the laws of the State of Michigan. Notwithstanding the foregoing, the Board of Directors may authorize the issuance of some or all of the shares without certificates to the fullest extent permitted by law. Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send the shareholder a written statement of the information required on certificates by applicable law.
     3.03 Transfer of Shares. The certificated shares of the capital stock of the corporation are transferable only on the books of the corporation upon surrender of the certificate therefore, properly endorsed for transfer, and the presentation of such evidences of ownership and validity of the assignment as the corporation or its agents may require. Transfers of uncertificated shares shall be made by such written instrument as the Board of Directors shall from time to time specify together with such proof of the authenticity of signatures as the corporation or its agents may reasonably require.
     3.04 Registered Shareholders. The corporation shall be entitled to treat the person in whose name any share of stock is registered as the owner thereof for purposes of dividends and other distributions in the course of business, or in the course of recapitalization, merger, plan of share exchange, reorganization, sale of assets, liquidation or otherwise and for the purpose of votes, approvals and consents by shareholders, and for the purpose of notices to shareholders, and for all other purposes whatever, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the corporation shall have notice thereof, save as expressly required by the laws of the State of Michigan.
     3.05 Lost or Destroyed Certificates. Upon the presentation to the corporation of a proper affidavit attesting the loss, destruction or mutilation of any certificate or certificates for shares of stock of the corporation, the Board of Directors shall direct the issuance of a new certificate or certificates to replace the certificates so alleged to be lost, destroyed or mutilated. The Board of Directors may require as a condition precedent to the issuance of new certificates a bond or agreement of indemnity, in such form and amount and with such sureties, or without sureties, as the Board of Directors may direct or approve.
ARTICLE IV
SHAREHOLDERS AND MEETINGS OF SHAREHOLDERS
     4.01 Place of Meetings. All meetings of shareholders shall be held at the principal office of the corporation or at such other place as shall be determined by the Board of Directors and stated in the notice of meeting.
     4.02 Annual Meeting. The annual meeting of the shareholders of the corporation shall be held during the fifth month after the end of the corporation’s fiscal year, or at such time as the Board of Directors shall from time to time determine. Directors shall be elected at each annual meeting and such other business transacted as may come before the meeting.

     4.03 Special Meetings. Special meetings of shareholders may be called by the Board of Directors, the Chairman of the Board (if such office is filled) or the President and shall be called by the President or Secretary at the written request of shareholders holding a majority of the shares of stock of the corporation outstanding and entitled to vote. The request shall state the purpose or purposes for which the meeting is to be called.
     4.04 Notice of Meetings. Except as otherwise provided by statute, written notice of the time, place and purposes of a meeting of shareholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote at the meeting, either personally or by mailing such notice to the shareholder’s last address as it appears on the books of the corporation. No notice need be given of an adjourned meeting of the shareholders provided the time and place to which such meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment a new record date is fixed for the adjourned meeting a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice as provided in this Bylaw.
     4.05 Record Dates. The Board of Directors may fix in advance a date as the record date for the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders or an adjournment thereof, or to express consent or to dissent from a proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of a dividend or allotment of a right, or for the purpose of any other action. The date fixed shall not be more than 60 nor less than 10 days before the date of the meeting, nor more than 60 days before any other action. In such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or adjournment thereof, or to express consent or to dissent from such proposal, or to receive payment of such dividend or to receive such allotment of rights, or to participate in any other action, as the case may be, notwithstanding any transfer of any stock on the books of the corporation, or otherwise, after any such record date. Nothing in this Bylaw shall affect the rights of a shareholder and the shareholder’s transferee or transferor as between themselves.
     4.06 List of Shareholders. The Secretary of the corporation or the agent of the corporation having charge of the stock transfer records for shares of the corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders’ meeting or any adjournment thereof. The list shall be arranged alphabetically within each class and series, with the address of, and the number of shares held by, each shareholder; be produced at the time and place of the meeting; be subject to inspection by any shareholder during the whole time of the meeting; and be prima facie evidence as to who are the shareholders entitled to examine the list or vote at the meeting.

     4.07 Quorum. Unless a greater or lesser quorum is required in the Articles of Incorporation or by the laws of the State of Michigan, the shareholders present at a meeting in person or by proxy who, as of the record date for such meeting, were holders of a majority of the outstanding shares of the corporation entitled to vote at the meeting shall constitute a quorum at the meeting. Whether or not a quorum is present, a meeting of shareholders may be adjourned by a vote of the shares present in person or by proxy. When the holders of a class or series of shares are entitled to vote separately on an item of business, this Bylaw applies in determining the presence of a quorum of such class or series for transaction of such item of business.
     4.08 Proxies. A shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for the shareholder by proxy. A proxy shall be in writing and executed by the shareholder or the shareholder’s authorized agent or representative or shall be transmitted electronically to the person who will hold the proxy or to a proxy solicitation firm, proxy support service organization or similar agent fully authorized by the person who will hold the proxy to receive that transmission, and include or be accompanied by information from which it can be determined that the electronic transmission was authorized by the shareholder. A complete copy, fax or other reliable reproduction of the proxy may be substituted or used in lieu of the original proxy for any purpose for which the original could be used. A proxy shall not be valid after the expiration of three years from its date unless otherwise provided in the proxy. A proxy is revocable at the pleasure of the shareholder executing it except as otherwise provided by the laws of the State of Michigan.
     4.09 Voting. Each outstanding share is entitled to one vote on each matter submitted to a vote, unless the articles of incorporation provide otherwise. Votes may be cast orally or in writing, but if more than 25 shareholders of record are entitled to vote, then votes shall be cast in writing signed by the shareholder or the shareholder’s proxy. When an action, other than the election of directors, is to be taken by a vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote on it, unless a greater vote is required by the articles of incorporation or by the laws of the State of Michigan. Except as otherwise provided by the articles of incorporation, directors shall be elected by a plurality of the votes cast at any election.
     4.10 Conduct of Meeting. At each meeting of shareholders, a chair shall preside. In the absence of a specific selection by the Board of Directors, the chair shall be the Chairman of the Board as provided in these bylaws. The chair shall determine the order of business and shall have the authority to establish rules for the conduct of the meeting which are fair to shareholders. The chair of the meeting shall announce at the meeting when the polls close for each matter voted upon. If no announcement is made, the polls shall be deemed to have closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies or votes, nor any revocations or changes thereto may be accepted.

     4.11 Advance Notice Provisions For Shareholder Business and Nominations.
          (a) Director Nominations.
               (1) Only persons who are nominated in accordance with the procedures set forth in this Section 4.11(a) shall be eligible to serve as directors of the corporation. Nominations of persons for election to the Board of Directors may be made at an annual or special meeting of shareholders (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) (including, without limitation, by making reference to the nominees in the proxy statement delivered to shareholders on behalf of the Board of Directors), or (ii) by any shareholder of the corporation who was a shareholder of record both at the time of giving of notice provided for in this Section 4.11(a) and at the time of the shareholders meeting, who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 4.11(a) and who attends, or whose duly qualified representative attends, the meeting and makes such nomination(s). Unless otherwise provided in the corporation’s articles of incorporation, Section 4.11(a)(1)(ii) shall be the exclusive means for a shareholder to propose or make any nomination of a person or persons for election to the Board to be considered by the shareholders at an annual meeting or special meeting.
               (2) Without qualification, for nominations to be made by a shareholder at an annual meeting or, if the Board has first determined that directors are to be elected at a special meeting, at a special meeting, the shareholder must (i) provide Timely Notice thereof in writing and in proper form (as provided in Section 4.11(a)(3)) to the Secretary of the corporation at the corporation’s principal office and (ii) provide any updates or supplements to such notice at the times and in the form required by Section 4.11(c).
               (3) To be in proper form for purposes of this Section 4.11(a), a shareholder’s notice must set forth the following information:
                    (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director (A) all information relating to such proposed nominee that would be required to be set forth in a shareholder’s notice pursuant to this Section 4.11 if such proposed nominee were a Proposing Person, (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 under the Exchange Act and the rules and regulations thereunder (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, arrangements or understandings between or among any Proposing Person and each proposed nominee, and his or her respective affiliates and associates, (D) the amount of any equity securities beneficially owned (as defined in Rule 13d-3 (or any successor thereof) under the Exchange Act) in any direct competitor of the corporation or its operating subsidiaries if such ownership by the nominee(s) and the Proposing Persons, in the aggregate, beneficially own 5% or more of the class of equity securities, and (E) an undertaking from each such person to be nominated that, if elected to the Board, they will comply with corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation that are generally applicable to directors who are not employees of the corporation;
                    (ii) as to each Proposing Person, (A) the name and address of such Proposing Person and, as to the shareholder providing the notice, such name and address as they appear on the corporation’s books, (B) a statement describing and quantifying in reasonable detail any Material Ownership Interests, (C) the amount of any equity securities beneficially owned (as defined in Rule 13d-3 (or any successor thereof) under the Exchange Act) in any direct competitor of the corporation or its operating subsidiaries if such ownership by the nominee(s) and the Proposing Persons, in the aggregate, beneficially own 5% or more of the class of equity securities, and (D) whether the Proposing Person intends to solicit proxies from shareholders in support of such nominee(s); and
                    (iii) a representation that the shareholder providing the notice intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice.
               (4) The shareholder providing the notice shall furnish such other information as may reasonably be requested by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable shareholder’s understanding of the independence or lack of independence of such nominee.
               (5) Notwithstanding anything in the Timely Notice requirement in Section 4.11(a)(2) to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no Public Announcement by the corporation naming all of the nominees for director or, in the alternative, specifying the size of the increased Board at least 100 days prior to the first anniversary of the preceding year’s annual meeting of shareholders, a shareholder’s notice required by this Section 4.11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to or mailed and received by the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such Public Announcement is first made by the corporation.
          (b) Other Business.
               (1) At an annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business (except as provided in the next sentence), must be (A) specified in the notice of meeting given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (B) brought before the meeting by or at the direction of the Board of Directors or (C) otherwise properly brought by any shareholder of the corporation who was a shareholder of record both at the time of giving of notice provided for in this Section and at the time of the annual meeting, who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 4.11(b) and who attends, or whose duly qualified representative attends, the meeting and presents such business to the meeting. Except for (i) proposals made in accordance with the procedures and conditions set forth in Rule 14a-8 (or any successor thereof) under the Exchange Act and included in the notice of meeting and proxy statement given by or at the direction of the Board of Directors (or any duly authorized committee thereof), and (ii) director nominations (which shall be governed by Section 4.11(a)), clause (C) of the preceding sentence shall be the exclusive means for a shareholder to propose business to be brought before an annual meeting of shareholders. At a special meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting pursuant to the corporation’s notice of meeting and applicable law.
               (2) Without qualification, for business to be properly brought before an annual meeting by a shareholder pursuant to this Section 4.11(b), (i) the business must otherwise be a proper matter for shareholder action under applicable law and (ii) the shareholder must (A) provide Timely Notice thereof in writing and in proper form to the Secretary of the corporation at the corporation’s principal office and (B) provide any updates or supplements to such notice at the times and in the form required by Section 4.11(c).
               (3) To be in proper form for purposes of this Section 4.11(b), a shareholder’s notice shall set forth the following information:
                    (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting (including the text of any resolutions or bylaw amendments proposed for consideration);
                    (ii) all information relating to such proposed business that is required to be included in a proxy statement or other filings required to be made in connection with solicitations of proxies pursuant to Section 14 under the Exchange Act and the rules and regulations thereunder in connection with the meeting at which such proposed business is to be acted upon;
                    (iii) a brief description of any material interest in such business of each Proposing Person and a brief description of all agreements, arrangements and understandings between such Proposing Person and any other person or persons (including their names) in connection with the proposal of such business;
                    (iv) as to each Proposing Person, (A) the name and address of such Proposing Person and, as to the shareholder providing the notice, such name and address as they appear on the corporation’s books, (B) a statement describing and quantifying in reasonable detail any Material Ownership Interests, and (C) whether the Proposing Person intends to solicit proxies from shareholders in support of such business; and

                    (v) a representation that the shareholder providing the notice intends to appear in person or by proxy at the meeting to propose the business identified in the shareholder’s notice.
          (c) Requirement to Update Information. A shareholder providing any notice as provided in Section 4.11(a) or (b) shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to Section 4.11(a) or 4.11(b), as applicable, shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting date or any adjournment or postponement thereof, and such update and supplement shall be delivered to or otherwise received by the Secretary at the principal executive offices of the corporation not later than two (2) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).
          (d) Determination of Improperly Brought Nomination or Business. The chairman of the meeting shall, if the facts so warrant, determine and declare to the meeting that one or more nominations or other business was not properly brought before the meeting in accordance with the provisions of this Section 4.11 and, if the chairman should so determine, the chairman shall so declare to the meeting and any such defective nomination shall be disregarded and any such improperly brought business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
          (e) Definitions. As used in this Section 4.11, the following terms have the meanings ascribed to them below.
               (1) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
               (2) “Material Ownership Interests” means (i) the class or series and number of shares of the corporation which are, directly or indirectly, owned beneficially (as defined in Rule 13d-3 (or any successor thereof) under the Exchange Act) and of record by such Proposing Person, (ii) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation (a “Derivative Instrument”) directly or indirectly owned beneficially by such Proposing Person, (iii) any proxy, contract, arrangement, understanding, or relationship pursuant to which such Proposing Person has a right to vote any shares of any security of the corporation, (iv) any short interest beneficially owned or held by such Proposing Person in any security of the corporation, (v) any rights to dividends on the shares of the corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the corporation, (vi) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a (A) limited liability company in which the Proposing Person is a member or, directly or indirectly, beneficially owns an interest in a member, or (B) general or limited partnership in which such Proposing Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (vii) any performance related fees (other than an asset-based fee) to which such Proposing Person is entitled based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice.
               (3) “Proposing Person” means (i) the shareholder providing the notice of the nomination or business proposed to be made or presented at the meeting, (ii) the beneficial owner, if different, on whose behalf the nomination or business proposed to be made or presented at the meeting is made, (iii) any affiliate or associate of such beneficial owner (as such terms are defined in Rule 12b-2 (or any successor thereof) under the Exchange Act), and (iv) any other person with whom such shareholder or such beneficial owner (or any of their respective affiliates or associates) is acting in concert.
               (4) “Public Announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, Prime Newswire, Marketwire, PR Newswire or comparable news service or in a document furnished to or filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and publicly available.
               (5) “Timely Notice.” (i) With respect to an annual meeting, a notice is a Timely Notice if it (A) is delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the one-year anniversary of the preceding year’s annual meeting, and (B) contains all of the information required to be contained therein by the applicable provisions of this Section 4.11; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date or if the corporation did not hold an annual meeting in the preceding fiscal year, notice by the shareholder to be timely must be so delivered not later than the close of business on the 90th day prior to such annual meeting or, if later, the tenth day following the day on which a Public Announcement of the date of such meeting is first made by the corporation.
                    (ii) With respect to a special meeting, a notice is a Timely Notice if it (A) is delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or, if later, the tenth day following the day on which a Public Announcement is first made of the date of the special meeting and (B) contains all of the information required to be contained therein by the applicable provisions of this Section 4.11.

                    (iii) In no event shall the public announcement of a postponement or adjournment of an annual or special meeting to a later date or time commence a new time period for the giving of a shareholder’s notice as described above.
          (f) Compliance With Applicable Law. Notwithstanding the foregoing provisions of this Section 4.11, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section. Nothing in this Section shall be deemed to affect any rights of (i) shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor thereof) under the Exchange Act, or (ii) the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the articles of incorporation.
ARTICLE V
DIRECTORS
     5.01 Number. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors. The number of directors shall be not less than three nor more than fifteen directors and shall be determined from time to time by resolution of the Board of Directors. The directors need not be residents of Michigan or shareholders of the corporation. Persons will not be nominated for election to the Board after their 72nd birthday unless the Board determines, in its sole discretion, that it is in the best interests of the corporation to allow a specified person to be nominated to serve for one or more terms after the person’s 72nd birthday.
     5.02 Election, Resignation and Removal. Except as otherwise provided in the articles of incorporation, directors shall be elected at each annual meeting of the shareholders, each to hold office until the next annual meeting of shareholders and until the director’s successor is elected and qualified, or until the director’s resignation or removal. A director may resign by written notice to the corporation. The resignation is effective upon its receipt by the corporation or a subsequent time as set forth in the notice of resignation. Except as otherwise provided in the articles of incorporation, a director or the entire Board of Directors may be removed, with or without cause, by vote of the holders of a majority of the shares entitled to vote at an election of directors.
     5.03 Vacancies. Vacancies in the Board of Directors occurring by reason of death, resignation, removal, increase in the number of directors or otherwise shall be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, unless filled by proper action of the shareholders of the corporation. Except as otherwise provided in the articles of incorporation, each person so elected shall be a director for a term of office continuing only until the next election of directors by the shareholders. A vacancy that will occur at a specific date, by reason of a resignation effective at a later date or otherwise, may be filled before the vacancy occurs, but the newly elected director may not take office until the vacancy occurs.

     5.04 Annual Meeting. The Board of Directors shall meet each year immediately after the annual meeting of the shareholders, or within three days of such time excluding Sundays and legal holidays if such later time is deemed advisable, at the place where such meeting of the shareholders has been held or such other place as the Board may determine, for the purpose of election of officers and consideration of such business that may properly be brought before the meeting; provided, that if less than a majority of the directors appear for an annual meeting of the Board of Directors the holding of such annual meeting shall not be required and the matters which might have been taken up therein may be taken up at any later special or annual meeting, or by consent resolution.
     5.05 Regular and Special Meetings. Regular meetings of the Board of Directors may be held at such times and places as the majority of the directors may from time to time determine at a prior meeting or as shall be directed or approved by the vote or written consent of all the directors. Special meetings of the Board may be called by any director.
     5.06 Notices. No notice shall be required for annual or regular meetings of the Board or for adjourned meetings, whether regular or special. Written notice shall be given for special meetings of the Board at least three days in advance of such meeting, and such notice shall state the time, place and purpose or purposes of the meeting.
     5.07 Quorum and Voting. A majority of the Board of Directors then in office, or of the members of a committee thereof, constitutes a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which there is a quorum shall be the acts of the Board or of the committee, except as a larger vote may be required by the laws of the State of Michigan. A member of the Board or of a committee designated by the Board may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can communicate with each other. Participation in a meeting in this manner constitutes presence in person at the meeting.
     5.08 Executive and Other Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, appoint one or more members of the Board as an executive committee to exercise all powers and authorities of the Board in management of the business and affairs of the corporation. The Board of Directors from time to time may, by like resolution, appoint such other committees consisting of one or more directors and any qualified non-directors, provided that directors shall always constitute a majority of any such committee. Committees other than the executive committee shall have such authority as shall be specified by the Board in the resolution making such appointments. The Board of Directors may designate one or more directors as alternate members of any committee who may replace an absent or disqualified member at any meeting thereof. Notwithstanding the foregoing, no committee of the Board shall have the power or authority to (a) amend the Articles of Incorporation except as otherwise permitted by applicable law; (b) adopt an agreement of merger or share exchange; (c) recommend to shareholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets;

(d) recommend to shareholders a dissolution of the corporation or revocation of a dissolution; (e) amend these Bylaws; or (f) fill vacancies in the Board. The Board of Directors may delegate to a committee the power to declare a distribution or dividend or to authorize the issuance of shares.
     5.09 Dissents. A director who is present at a meeting of the Board of Directors, or a committee thereof of which the director is a member, at which action on a corporate matter is taken is presumed to have concurred in that action unless the director’s dissent is entered in the minutes of the meeting or unless the director files a written dissent to the action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation promptly after the adjournment of the meeting. Such right to dissent does not apply to a director who voted in favor of such action. A director who is absent from a meeting of the Board, or a committee thereof of which the director is a member, at which any such action is taken is presumed to have concurred in the action unless the director files a written dissent with the Secretary of the corporation within a reasonable time after the director has knowledge of the action.
     5.10 Compensation. The Board of Directors, by affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the corporation as directors or officers.
ARTICLE VI
NOTICES, WAIVERS OF NOTICE AND MANNER OF ACTING
     6.01 Notices. All notices of meetings required to be given to shareholders, directors or any committee of directors may be given in person or by mail, telecopy, telegram, radiogram or cablegram to any shareholder, director or committee member at the addressee’s last address as it appears on the books of the corporation. Such notice shall be deemed to be given at the time when the same shall be mailed or otherwise dispatched.
     6.02 Waiver of Notice. Notice of the time, place and purpose of any meeting of shareholders, directors or committee of directors may be waived by telecopy, telegram, radiogram, cablegram or other writing, either before or after the meeting, or in such other manner as may be permitted by the laws of the State of Michigan. Attendance of a person at any meeting of shareholders, in person or by proxy, or at any meeting of directors or of a committee of directors, constitutes a waiver of notice of the meeting except as follows:
     (a) In the case of a shareholder, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, or unless with respect to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, the shareholder objects to considering the matter when it is presented.

     (b) In the case of a director, unless he or she at the beginning of the meeting, or upon his or her arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.
     6.03 Action By Directors Without a Meeting. Any action required or permitted at any meeting of directors or committee of directors may be taken without a meeting, without prior notice and without a vote, if all of the directors or committee members entitled to vote thereon consent thereto in writing, before or after the action is taken.
ARTICLE VII
OFFICERS
     7.01 Number. The Board of Directors shall elect or appoint a President, a Secretary and a Treasurer, and may select a Chairman of the Board, and one or more Vice Presidents, Assistant Secretaries or Assistant Treasurers. The President and Chairman of the Board, if any, shall be members of the Board of Directors. Any two or more of the above offices, except those of President and Vice President, may be held by the same person. No officer shall execute, acknowledge or verify an instrument in more than one capacity if the instrument is required by law, the Articles of Incorporation or these Bylaws to be executed, acknowledged, or verified by one or more officers.
     7.02 Term of Office, Resignation and Removal. An officer shall hold office for the term for which he is elected or appointed and until his successor is elected or appointed and qualified, or until his resignation or removal. An officer may resign by written notice to the corporation. The resignation is effective upon its receipt by the corporation or at a subsequent time specified in the notice of resignation. An officer may be removed by the Board with or without cause. The removal of an officer shall be without prejudice to his contract rights, if any. The election or appointment of an officer does not of itself create contract rights.
     7.03 Vacancies. The Board of Directors may fill any vacancies in any office occurring for whatever reason.
     7.04 Authority. All officers, employees and agents of the corporation shall have such authority and perform such duties in the conduct and management of the business and affairs of the corporation as may be designated by the Board of Directors and these Bylaws.
ARTICLE VIII
DUTIES OF OFFICERS
     8.01 Chairman of the Board. The Chairman of the Board, if such office is filled, shall preside at all meetings of the shareholders and of the Board of Directors at which the Chairman is present.

     8.02 President. The President shall be the chief executive officer of the corporation and may be referred to as the President and Chief Executive Officer. The President shall see that all orders and resolutions of the Board are carried into effect, and the President shall have the general powers of supervision and management usually vested in the chief executive officer of a corporation, including the authority to vote all securities of other corporations and business organizations held by the corporation. In the absence or disability of the Chairman of the Board, or if that office has not been filled, the President also shall perform the duties of the Chairman of the Board as set forth in these Bylaws.
     8.03 Vice Presidents. The Vice Presidents, in order of their seniority, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors or the President may from time to time prescribe.
     8.04 Secretary. The Secretary shall attend all meetings of the Board of Directors and of shareholders and shall record all votes and minutes of all proceedings in a book to be kept for that purpose, shall give or cause to be given notice of all meetings of the shareholders and of the Board of Directors, and shall keep in safe custody the seal of the corporation and, when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by the signature of the Secretary, or by the signature of the Treasurer or an Assistant Secretary. The Secretary may delegate any of the duties, powers and authorities of the Secretary to one or more Assistant Secretaries, unless such delegation is disapproved by the Board.
     8.05 Treasurer. The Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books of the corporation; and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall render to the President and directors, whenever they may require it, an account of his or her transactions as Treasurer and of the financial condition of the corporation. The Treasurer may delegate any of his or her duties, powers and authorities to one or more Assistant Treasurers unless such delegation is disapproved by the Board of Directors.
     8.06 Assistant Secretaries and Treasurers. The Assistant Secretaries, in order of their seniority, shall perform the duties and exercise the powers and authorities of the Secretary in case of the Secretary’s absence or disability. The Assistant Treasurers, in the order of their seniority, shall perform the duties and exercise the powers and authorities of the Treasurer in case of the Treasurer’s absence or disability. The Assistant Secretaries and Assistant Treasurers shall also perform such duties as may be delegated to them by the Secretary and Treasurer, respectively, and also such duties as the Board of Directors may prescribe.

ARTICLE IX
SPECIAL CORPORATE ACTS
     9.01 Orders for Payment of Money. All checks, drafts, notes, bonds, bills of exchange and orders for payment of money of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
     9.02 Contracts and Conveyances. The Board of Directors of the corporation may in any instance designate the officer and/or agent who shall have authority to execute any contract, conveyance, mortgage or other instrument on behalf of the corporation, or may ratify or confirm any execution. When the execution of any instrument has been authorized without specification of the executing officers or agents, the Chairman of the Board, the President, any Vice President, the Secretary or Assistant Secretary or the Treasurer or Assistant Treasurer, may execute the same in the name and on behalf of this corporation and may affix the corporate seal thereto.
ARTICLE X
BOOKS AND RECORDS
     10.01 Maintenance of Books and Records. The proper officers and agents of the corporation shall keep and maintain such books, records, and accounts of the corporation’s business and affairs, minutes of the proceedings of its shareholders, Board and committees, if any, and such stock ledgers and lists of shareholders, as the Board of Directors shall deem advisable, and as shall be required by the laws of the State of Michigan and other states or jurisdictions empowered to impose such requirements. Books, records and minutes may be kept within or without the State of Michigan in a place which the Board shall determine.
     10.02 Reliance on Books and Records. In discharging his or her duties, a director or an officer of the corporation, when acting in good faith, may rely upon information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by any of the following:
     (a) One or more directors, officers, or employees of the corporation, or of a business organization under joint control or common control, whom the director or officer reasonably believes to be reliable and competent in the matters presented.
     (b) Legal counsel, public accountants, engineers, or other persons as to matters the director or officer reasonably believes are within the person’s professional or expert competence.
     (c) A committee of the board of which he or she is not a member if the director or officer reasonably believes the committee merits confidence.

     A director or officer is not entitled to rely on the information set forth above if he or she has knowledge concerning the matter in question that makes reliance otherwise permitted unwarranted.
ARTICLE XI
INDEMNIFICATION
11.01 Non-Derivative Actions. Subject to all of the other provisions of this Article XI, the corporation shall, to the fullest extent permitted by applicable law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation, or, while serving as a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including actual and reasonable attorneys’ fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to any criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
     11.02 Derivative Actions. Subject to all of the provisions of this Article XI, the corporation shall, to the fullest extent permitted by applicable law, indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the corporation, or, while serving as a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorneys’ fees) and amounts paid in settlement actually and reasonably incurred by the person in connection with such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. However, indemnification shall not be made for any claim, issue or matter in which such person has been found liable to the corporation unless and only to the extent that the court in which such action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for the reasonable expenses incurred.
     11.03 Expenses of Successful Defense. To the extent that a person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 11.01 or 11.02 of these Bylaws, or in defense of any claim, issue or matter in the action, suit or proceeding, the person shall be indemnified against actual and reasonable expenses (including attorneys’ fees) incurred by such person in connection with the action, suit or proceeding and any action, suit or proceeding brought to enforce the mandatory indemnification provided by this Section 11.03.
     11.04 Definitions. For the purposes of Sections 11.01 and 11.02, “other enterprises” shall include employee benefit plans; “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and “serving at the request of the corporation” shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, the director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner “not opposed to the best interests of the corporation or its shareholders as referred to in Sections 11.01 and 11.02.
     11.05 Contract Right; Limitation on Indemnity. The right to indemnification conferred in this Article XI shall be a contract right, and shall apply to services of a director or officer as an employee or agent of the corporation as well as in such person’s capacity as a director or officer. Except as provided in Section 11.03 of these Bylaws, the corporation shall have no obligations under this Article XI to indemnify any person in connection with any proceeding, or part thereof, initiated by such person without authorization by the Board of Directors. Notwithstanding any provision in Sections 11.01, 11.02 or 11.07 to the contrary, no director or officer shall be indemnified or entitled to indemnification for attorneys’ fees or expenses unless (a) such fees or expenses were incurred in connection with a pending or completed action, suit or proceeding to which the director or officer is or was a party, or (b) such fees or expenses were incurred in connection with a threatened action, suit or proceeding to which the director or officer is threatened to be made a party and the retention or engagement of such attorney(s) that resulted in such fees or expenses being incurred by such director or officer was approved by the Board of Directors in accordance with Section 5.07 of the Bylaws prior to such retention or engagement.
     11.06 Determination that Indemnification is Proper. (1) Any indemnification under Sections 11.01 or 11.02 of these bylaws (unless ordered by a court or required under Section 11.03 of this Article) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections 11.01 or 11.02, whichever is applicable, and upon an evaluation of the reasonableness of expenses and amounts paid in settlement. The determination and evaluation shall be made in any of the following ways:
   (a) By a majority vote of a quorum of the Board consisting of directors who are not parties or threatened to be made parties to the action, suit, or proceeding.
   (b) If the quorum described in clause (a) above is not obtainable, then by majority vote of a committee of directors duly designated by the Board and consisting solely of two or more directors who are not at the time parties or threatened to be made parties to the action, suit, or proceeding.
   (c) By independent legal counsel in a written opinion, which counsel shall be selected in one of the following ways: (i) by the Board or its committee in the manner prescribed in subparagraph (a) or (b); or (ii) if a quorum of the Board cannot be obtained under subparagraph (a) and a committee cannot be designated under subparagraph (b), by the Board.
   (d) By all independent directors who are not parties or threatened to be made parties to the action, suit or proceeding.
   (e) By the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted.
   (2) To the extent that the articles of incorporation include a provision eliminating or limiting the liability of a director pursuant to Section 209 of the Michigan Business Corporation Act (“MBCA”), the corporation may indemnify a director for the expenses and liabilities described below without a determination that the director has met the standard of conduct set forth in Sections 11.01 and 11.02, but no indemnification may be made except to the extent authorized in MBCA Section 564c, if the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the corporation or its shareholders, violated MBCA Section 551, or intentionally violated criminal law. In connection with an action or suit by or in the right of the corporation, as described in Section 11.02, indemnification under this Section 11.06(2) may be for expenses, including attorneys’ fees, actually and reasonably incurred. In connection with an action, suit or proceeding other than one by or in the right of the corporation, as described in Section 11.01, indemnification under this Section 11.06(2) may be for expenses, including attorneys’ fees, actually and reasonably incurred, and for judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred.
   11.07 Authorizations of Payment.
   (1) Authorizations of payment under Sections 11.01 and 11.02 of these bylaws shall be made in any of the following ways:
   (a) by the Board of Directors:
   (i) if there are two or more directors who are not parties or threatened to be made parties to the action, suit or proceeding, by a majority vote of all such directors (a majority of whom shall for this purpose constitute a quorum) or by a majority of the members of a committee of two or more directors who are not parties or threatened to be made parties to the action, suit or proceeding; or

   (ii) if the corporation has one or more independent directors who are not parties or threatened to be made parties to the action, suit or proceeding, by a majority vote of all such directors (a majority of whom shall for this purpose constitute a quorum); or
   (iii) if there are no independent directors and fewer than two directors who are not parties or threatened to be made parties to the action, suit or proceeding, by the vote necessary for action by the Board in accordance with Section 5.08 of these bylaws, in which authorization all directors may participate; or
   (b) by the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted on the authorization.
   11.08 Proportionate Indemnity. If a person is entitled to indemnification under Section 11.01 or 11.02 of these Bylaws for a portion of expenses, including attorneys’ fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount thereof, the corporation shall indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.
   11.09 Expense Advance. The corporation may pay or reimburse the reasonable expenses incurred by a person referred to in Sections 11.01 or 11.02 of these bylaws who is a party or threatened to be made a party to an action, suit, or proceeding in advance of final disposition of the proceeding if the person furnishes the corporation a written undertaking executed personally, or on his or her belief, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct, if any, required by the MBCA for the indemnification of the person under the circumstances. Such undertaking shall be an unlimited general obligation of the person on whose behalf advances are made but need not be secured and may be accepted without reference to the financial ability of the person to make repayment. Determinations and evaluations under this Section 11.09 to the extent required by Section 11.06, and authorizations shall be made in the manner specified in Section 11.07. Authorization of advances with respect to a proceeding and a determination of reasonableness of advances or selection of a method for determining reasonableness may be made in a single action or resolution covering an entire proceeding. However, unless the action or resolution provides otherwise, the authorizing or determining authority may subsequently terminate or amend the authorization or determination with respect to advances not yet made. A provision in the articles of incorporation, these bylaws, a resolution by the Board or the shareholders, or an agreement making indemnification mandatory shall also make advancement of expenses mandatory unless the provision specifically provides otherwise.
   11.10 Non-Exclusivity of Rights. The indemnification or advancement of expenses provided under this Article XI is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under a contractual arrangement with the corporation. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

   11.11 Indemnification of Employees and Agents of the Corporation. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the corporation to the fullest extent of the provisions of this Article XI with respect to the indemnification and advancement of expenses of directors and officers of the corporation.
   11.12 Former Directors and Officers. The indemnification provided in this Article XI continues as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.
   11.13 Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have power to indemnify the person against such liability under these Bylaws or the laws of the State of Michigan. If the articles of incorporation include a provision eliminating or limiting the liability of a director pursuant to MBCA Section 209(1)(c), such insurance may be purchased from an insurer owned by the corporation, but such insurance may insure against monetary liability to the corporation or its shareholders only to the extent to which the corporation could indemnify the director under Section 11.06(2).
   11.14 Changes in Michigan Law. In the event of any change of the Michigan statutory provisions applicable to the corporation relating to the subject matter of this Article XI, then the indemnification to which any person shall be entitled hereunder shall be determined by such changed provisions, but only to the extent that any such change permits the corporation to provide broader indemnification rights than such provisions permitted the corporation to provide prior to any such change. Subject to Section 11.15, the Board of Directors is authorized to amend these Bylaws to conform to any such changed statutory provisions.
   11.15 Amendment or Repeal of Article XI. No amendment or repeal of this Article XI shall apply to or have any effect on any director or officer of the corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.
   11.16 Enforcement of Rights. Any indemnification or payment in advance of final disposition under this Article XI shall be made promptly, and in any event within 30 days, after written request to the corporation by the person seeking such indemnification or payment. If it is determined that such indemnification or payment is proper (to the extent such determination is required) and if such indemnification or payment is authorized in accordance with this Article XI, then such indemnification or payment in advance of final disposition under this Article XI shall be made promptly, and in any event within (ten) 10 days after any such determination has been made, such authorization that may be required has been given and any conditions precedent to such indemnification or payment set forth in this Article XI, the articles of incorporation or applicable law have been satisfied. If a claim under this Section 11.16 is not paid in full by the corporation within forty (40) days after written request to the corporation as provided in this Section 11.16, the person may at any time thereafter bring suit against the corporation in any court of competent jurisdiction to recover the unpaid amount of the claim, and if successful in whole or in part, the person shall be entitled to be paid also the expense of prosecuting such claim.
ARTICLE XII
AMENDMENTS
     12.01 Amendments. Unless otherwise provided herein or in the Articles of Incorporation, the Bylaws of the corporation may be amended, altered or repealed, in whole or in part, by the shareholders or by the Board of Directors at any meeting duly held in accordance with these Bylaws, provided that any notice of the meeting includes notice of the proposed amendment, alteration or repeal.
ARTICLE XIII
CONTROL SHARES AND CONTROL SHARE ACQUISITIONS
     13.01 Control Share Acquisitions. The corporation is subject to Chapter 7B, “Control Share Acquisitions,” of the Michigan Business Corporation Act, effective on the first day on which the corporation has 100 or more shareholders of record. As long as the corporation is subject to Chapter 7B, shares of capital stock of the corporation constituting “control shares” acquired in “control share acquisitions” (as defined in Chapter 7B) have the same voting rights as were accorded the shares before the “control share acquisition” only to the extent granted by resolution approved by the shareholders of the Company in accordance with Chapter 7B.
     13.02 Redemption of Control Shares. Control shares as to which all of the following conditions are met may be redeemed by the corporation, upon approval by the Board of Directors, at any time after such conditions have been met:
     (a) (i) An acquiring person statement has been filed with the corporation, a meeting of the shareholders of the corporation has been held at which the voting rights of the control shares have been submitted to the shareholders for a vote, and the shareholders do not grant full voting rights to the control shares; or
     (ii) If an “acquiring person statement” (as such term appears in Section 795 of the Michigan Business Corporation Act) has not been filed with the corporation with respect to a control share acquisition and the redemption is completed during the period ending 60 days after the last acquisition of control shares, or the power to direct the exercise of voting power of control shares, by the acquiring persons; and
     (b) The consideration to be paid for the control shares consists of cash, property or securities of the corporation, or any combination thereof, including shares of capital stock of the corporation or debt obligations of the corporation; and
     (c) The price to be paid for the control shares does not exceed the fair value of the shares, as determined by the Board of Directors, which value shall not be less than the highest price paid per share by the acquiring person in the control share acquisition.
     13.03 Procedures. The Board of Directors may, by resolution, adopt procedures for the giving of notice of such redemption to the “acquiring person” and for the delivery of certificates representing the control shares to be acquired in exchange for the corporation’s payment of fair value therefor.

Dated:	July 10, 2000
Amended:	06/13/01 — Section 5.08 by APC board.
Amended:	03/09/02 — Section 3.02, 3.03 and 4.11 by APC board.
Amended:	05/07/03 — Section 4.08 by APC board.
Amended:	01/26/05 — Section 5.01 and 11.05 by APC board.
Amended:	10/30/08 — Section 4.03. 4.11 and 5.01 by APC board.
Amended:	10/29/09 — Article XI, Indemnification by APC board

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